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 [LETTERHEAD OF ELLIS, FUNK, GOLDBERG, LABOVITZ & DOKSON, P.C. APPEARS HERE]




                                                                     EXHIBIT 5.1


                                 September 2, 1998

AirTran Holdings, Inc.
9955 AirTran Boulevard
Orlando, Florida 32827

     Re:  AirTran Holdings, Inc. Registration Statement on Form S-3
          ---------------------------------------------------------

Gentlemen:

     At your request we have examined the Registration Statement on Form S-3 filed by AirTran Holdings, Inc. (the "Company"), a Nevada corporation, with the Securities and Exchange Commission with respect to the registration under the Securities Act of 1933, as amended, of 50,000 shares of Common Stock, $.001 par value per share, of the Company (the "Common Stock") issuable by the Company upon the exercise of certain warrants that have been issued by the Company to Aviation Management Systems, Inc. (the "AMS Warrants").

     As your counsel, and in connection with the preparation of the Registration Statement, we have examined the originals or copies of such documents, corporate records, certificates of public officials, officers of the Company and other instruments relating to the authorization and issuance of the Common Stock as we deemed relevant or necessary for the opinion herein expressed.

     Upon the basis of the foregoing, it is our opinion that the Common Stock to be issued and sold by the Company upon the exercise of the AMS Warrants will be, upon exercise of the AMS Warrants in accordance with their terms (including payment of the warrant exercise price) and issuance of shares by the Company, legally issued, fully-paid and nonassessable.

     We hereby consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name in the "Legal" section of the Registration Statement, including the Prospectus constituting a part thereof, and any amendments thereto.

                                    Yours truly,

                                    ELLIS, FUNK, GOLDBERG, LABOVITZ
                                    & DOKSON, P.C.

                                    By:  /s/ Robert B. Goldberg
                                         ----------------------
                                         Robert B. Goldberg